UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MAINLAND RESOURCES INC. (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

512 East 57th Avenue Vancouver, British Columbia, Canada (Address of principal executive offices)	V5X 1S9 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-142053 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-142053, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit
Number

Description
3.1	Bylaws of the Company
3.2	Articles of Incorporation dated May 12, 2006
4.1	Specimen Stock Certificate
5.1	Opinion of Clark Wilson LLP - new
10.1	Property Agreement, dated July 1, 2006, between Mainland Resources Inc. and Mr. Vijesh Harakh
10.2	Trust Agreement, dated July 1, 2006, between Mainland Resources Inc. and Mr. Vijesh Harakh
10.3	Form of Subscription Agreement
10.4	Form of Subscription Agreement for direct public offering
23.1	Consent of Erik A. Ostensoe, P.Geo.
23.2	Consent of Dale Matheson Carr-Hilton LLP, Chartered Accountants - new
24.1	Power of Attorney (contained on the signature pages of this registration statement)
99.1	Technical Report prepared by Erik A. Ostensoe, P.Geo., dated May 6, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MAINLAND RESOURCES INC.

/s/ Vijesh Harakh

By: Vijesh Harakh

President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: August 27, 2007

CW1387699.1